Exhibit 99.1

CapLease Announces First Quarter 2010 Results

NEW YORK--(BUSINESS WIRE)--May 5, 2010--CapLease, Inc. (NYSE: LSE), a real estate investment trust (REIT) focused on single-tenant commercial real estate investments, today announced its results for the first quarter ended March 31, 2010. Net loss to common stockholders was $(2.8) million, and funds from operations, or FFO, was $9.2 million.

First Quarter 2010 Highlights:

  Raised $62.7 Million of New Equity, Increasing Cash to $96 Million at March 31
  Revenues of $41.7 Million
  FFO of $0.18 Per Share Before Items Affecting Comparability, or $0.17 Including Such Items
  Overall Leverage Reduced by Over 5%

Paul McDowell, Chairman and Chief Executive Officer, stated: “We had another quarter of solid execution on our strategy and demonstrated significant access to capital. In 2010, we will be focused on driving increased cash flow through continued debt reduction and the resumption of portfolio growth. Buttressed by the steady performance of our $2 billion high quality single tenant portfolio, we continued to reduce recourse indebtedness during the quarter and raised $62.7 million of additional capital which provides us with significant financial flexibility. We also announced a cash tender offer for our convertible senior notes and continue to make progress on extending our credit facility beyond the scheduled maturity in April 2011.”

First Quarter 2010 Results:

For the quarter ended March 31, 2010, CapLease reported total revenues of $41.7 million, compared to total revenues of $45.1 million in the comparable period in 2009. First quarter 2010 FFO adjusted for items that affect comparability was $9.3 million, or $0.18 per share, compared to $13.2 million, or $0.28 per share, in the comparable period in 2009. Net loss to common stockholders for the first quarter of 2010 was $(2.8) million, or $(0.05) per share, compared to net loss of $(4.6) million, or $(0.10) per share, in the comparable period in 2009.

	For the Three Months
	Ended March 31
(Amounts in thousands, except per share amounts)	2010	2009
Funds from operations	$9,221	$8,812
Per Share	$0.17	$0.19
Items that affect comparability (income) expense:
Loss on investments	–	7,250
Loss (gain) on extinguishment of debt	96	(2,821)
Funds from operations, as adjusted for comparability	$9,317	$13,241
Per Share	$0.18	$0.28

During the first quarter, CapLease’s portfolio continued to perform well, with no tenant defaults or delinquencies. The decline in revenues from the comparable period in 2009 reflects the previously communicated vacancy of the Company’s Johnston, Rhode Island property during October 2009.

Capital Activity:

Inclusive of amounts raised through the Company’s continuous equity program, CapLease raised $62.7 million of new equity capital during the first quarter of 2010, with the proceeds expected to be used primarily to reduce recourse debt obligations and restart portfolio growth. During the first quarter of 2010, the Company continued to reduce recourse debt obligations, with $16 million of total principal retired during the quarter across the Company’s credit facility and convertible senior notes.

The Company’s capital raising activity during the quarter was highlighted by two transactions closed in late March. The Company re-opened its 8.125% Series A preferred stock and raised about $40 million of total proceeds. The preferred shares were sold at a price of $23.06 per share, resulting in an effective annual yield of 9.00%. The Company also received a $15 million direct common stock investment from a new high-quality, long-term investor in our Company, at a price of $4.77 per share.

Investment Portfolio:

At March 31, 2010, the Company’s portfolio before depreciation and amortization was approximately $2.0 billion, with 81% invested in owned properties. The weighted average underlying tenant credit rating on the Company’s entire single tenant portfolio is A- from Standard & Poor’s, with an average tenant rating on the single tenant owned property portfolio of A.

Approximately 91% of the overall single tenant portfolio is invested in owned properties and loans on properties where the underlying tenant is rated investment grade and in investment grade rated real estate securities, with about 97% of the single tenant owned property portfolio leased to investment grade tenants.

The weighted average remaining lease term on the Company’s entire single tenant portfolio is approximately nine years, including approximately eight years on the single tenant owned property portfolio and approximately 17 years on the leases underlying the loan portfolio. Our loan portfolio is primarily comprised of seasoned fully amortizing first mortgage loans on properties leased to investment grade tenants. References to the Company’s single tenant portfolio exclude its Johnston, Rhode Island and Omaha, Nebraska properties, as each is no longer leased primarily by a single tenant.

Balance Sheet:

At March 31, 2010, the Company’s assets included $1.6 billion in owned real property investments before depreciation and amortization, $218 million in loan investments, and $152 million in commercial mortgage-backed securities. Most of the Company’s debt is long-term amortizing non-recourse fixed rate debt. Only 11% of the Company’s debt is recourse and must be refinanced through 2012. That debt is comprised of the term credit facility with $110 million currently outstanding maturing in April 2011 and the Company’s convertible senior notes with $50 million of principal currently outstanding maturing in October 2012.

The Company’s overall portfolio leverage, expressed as a percentage of its total debt to total assets before depreciation and amortization on owned properties and with other minor adjustments, was approximately 72% as of March 31, 2010, down from 76% at December 31, 2009. CapLease expects its leverage level to decrease over time, as a result of one or more of the following factors: scheduled principal amortization on our debt which averages about $40 million annually through 2014, voluntary debt reduction including potentially through selected asset sales, and lower or no leverage on new asset acquisitions. Based purely on the scheduled principal amortization on its debt, the Company expects its leverage level to decline about 1.3 percentage points annually through 2014.

Dividends:

In the first quarter of 2010, the Company declared a cash dividend on its common stock in the amount of $0.06 per share. The level of CapLease’s common dividend will continue to be determined by the operating results of each quarter, economic conditions, capital requirements, and other operating trends.

The Company also declared a cash dividend of $0.5078125 on its 8.125% Series A cumulative redeemable preferred stock.

2010 Guidance:

CapLease is affirming its previously disclosed full year 2010 guidance range of $0.68 to $0.73 of FFO per share, and $(0.22) to $(0.17) of earnings per share (EPS). As a reminder, the guidance assumes the Johnston, Rhode Island property remains vacant for all of 2010 and estimated carrying costs of the building for 2010 of $1.5 million.

CapLease is also affirming its full year 2010 guidance range of $0.72 to $0.77 of cash available for distribution (CAD) per share.

The Company’s guidance estimates assume no asset investment or disposition activity in 2010. Our guidance estimates also assume no gains or losses associated with asset sales or debt extinguishment, no capital raising activities, no portfolio impairments or losses, and no other gains or charges that may occur during the year, and include assumptions with respect to interest rate levels on our floating rate facility, the level of property operating expenses and general and administrative expenses.

The difference between FFO and EPS is primarily depreciation and amortization expense on real property.

The factors described in the Forward-Looking and Cautionary Statements section of this release could cause actual results to differ materially from our guidance.

Conference Call:

CapLease will hold a conference call and webcast to discuss the Company’s first quarter 2010 results at 10:00 a.m. (Eastern Time) today. Hosting the call will be Paul H. McDowell, Chairman and Chief Executive Officer, and Shawn P. Seale, Senior Vice President and Chief Financial Officer.

Interested parties may listen to the conference call by dialing (877) 407-0789 or (201) 689-8562 for international participants. A simultaneous webcast of the conference call may be accessed by logging onto the Company’s website at www.caplease.com under the Investors section.

A replay of the conference call will be available on the Internet at www.streetevents.com and the Company’s website for approximately fourteen days following the call. A recording of the call also will be available beginning after 1:00 p.m. (Eastern Time) today by dialing (877) 660-6853 or (201) 612-7415 for international participants. To access the telephonic replay, please enter account number 3055 along with conference ID 350148.

Non-GAAP Financial Measures:

Funds from operations (FFO) and cash available for distribution (CAD) are non-GAAP financial measures. The Company believes FFO and CAD are useful additional measures of the Company’s financial performance, as these measures are commonly used by the investment community in evaluating the performance of an equity REIT. The Company also believes that these measures are useful because they adjust for a variety of non-cash items (like depreciation and amortization, in the case of FFO, and depreciation and amortization, stock-based compensation and straight-line rent adjustments, in the case of CAD). FFO and CAD should not be considered as alternatives to net income or earnings per share determined in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies and analysts do not calculate FFO and CAD in a similar fashion, the Company’s calculation of FFO and CAD may not be comparable to similarly titled measures reported by other companies.

The Company calculates FFO consistent with the NAREIT definition, or net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate-related depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures.

The Company calculates CAD by further adjusting FFO to exclude straight-line rent adjustments, stock-based compensation, above or below market rent amortization and non-cash interest income and expense, and to include routine capital expenditures on investments in real property and capitalized interest expense (if any). The Company will also adjust its CAD computations to exclude certain non-cash or unusual items. For example, in 2009 and 2010, CAD has been adjusted to exclude the non-cash gains/losses on debt extinguishment.

The Company also discloses FFO as adjusted for items that affect comparability, as it believes this measure is a useful proxy for existing portfolio performance and, therefore, provides a meaningful presentation of operating performance. This adjusted FFO measure should not be considered as an alternative to net income or earnings per share determined in accordance with GAAP as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity. It also differs from the NAREIT’s definition of FFO and may not be comparable to similarly titled measures reported by other companies.

Forward-Looking and Cautionary Statements:

This press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

  payment defaults on one or more of our asset investments;
  the impact to earnings associated with potential asset dispositions and debt repayments;
  the impact of any refinancing of or other amendment to our bank term credit facility;
  increases in our financing costs (including as a result of LIBOR rate increases), our general and administrative costs and/or our property expenses; and
  our failure to comply with our debt obligations.

Developments in any of those areas could cause actual results to differ materially from results that have been or may be projected. For a more detailed discussion of the trends, risks and uncertainties that may affect our operating and financial results and our ability to achieve the financial objectives discussed in this press release, readers should review the Company’s most recent Annual Report on Form 10-K, including the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC. Copies of these documents are available on our web site at www.caplease.com and on the SEC’s website at www.sec.gov. We caution that the foregoing list of important factors is not complete and we do not undertake to update any forward-looking statement.

About the Company:

CapLease, Inc. is a real estate investment trust, or REIT, that invests primarily in single tenant commercial real estate assets subject to long-term leases to high credit quality tenants.

CapLease, Inc. and Subsidiaries
Consolidated Statements of Operations
For the three months ended March 31, 2010 and March 31, 2009
(Unaudited)

	For the Three Months
	Ended March 31
(Amounts in thousands, except per share amounts)	2010	2009
Revenues:
Rental revenue	$31,527	$33,747
Interest income from loans and securities	6,968	8,144
Property expense recoveries	3,012	3,028
Other revenue	202	207
Total revenues	41,709	45,126
Expenses:
Interest expense	21,727	23,061
Property expenses	6,367	5,386
Loss on investments	–	7,250
General and administrative expenses	2,964	2,518
General and administrative expenses-stock based compensation	554	505
Depreciation and amortization expense on real property	12,065	13,287
Loan processing expenses	77	79
Total expenses	43,754	52,086
(Loss) gain on extinguishment of debt	(96)	2,821
Loss from continuing operations	(2,141)	(4,139)
Income from discontinued operations	38	193
Net loss before non-controlling interest in consolidated subsidiaries	(2,103)	(3,946)
Non-controlling interest in consolidated subsidiaries	8	15
Net loss	(2,095)	(3,931)
Dividends allocable to preferred shares	(741)	(711)
Net loss allocable to common stockholders	$(2,836)	$(4,642)

Earnings per share:
Net loss per common share, basic and diluted	$(0.05)	$(0.10)
Weighted average number of common shares outstanding, basic and diluted	53,051	47,433
Dividends declared per common share	$0.06	$0.05
Dividends declared per preferred share	$0.51	$0.51

CapLease, Inc. and Subsidiaries
Consolidated Balance Sheets
As of March 31, 2010 (unaudited) and December 31, 2009

	As Of	As Of
	March 31,	December 31,
(Amounts in thousands, except share and per share amounts)	2010	2009
Assets
Real estate investments, net	$1,395,874	$1,408,819
Loans held for investment, net	218,497	221,211
Commercial mortgage-backed securities	151,848	153,056
Cash and cash equivalents	96,066	38,546
Asset held for sale	–	3,410
Structuring fees receivable	891	1,094
Other assets	80,610	78,279
Total Assets	$1,943,786	$1,904,415
Liabilities and Equity
Mortgages on real estate investments	$940,261	$943,811
Collateralized debt obligations	261,225	263,310
Credit facility	112,161	126,262
Secured term loan	110,315	114,070
Convertible senior notes	47,345	49,452
Other long-term debt	30,930	30,930
Total Debt Obligations	1,502,237	1,527,835
Intangible liabilities on real estate investments	39,045	39,591
Accounts payable, accrued expenses and other liabilities	25,415	18,700
Dividends and distributions payable	5,066	3,822
Total Liabilities	1,571,763	1,589,948
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized, Series A cumulative redeemable preferred, liquidation preference $25.00 per share, 3,200,600 and 1,400,000 shares issued and outstanding, respectively	72,919	33,657
Common stock, $0.01 par value, 500,000,000 shares authorized, 57,184,965 and 51,709,511 shares issued and outstanding, respectively	572	517
Additional paid in capital	321,078	303,368
Accumulated other comprehensive loss	(23,785)	(24,332)
Total Stockholders' Equity	370,784	313,210
Non-controlling interest in consolidated subsidiaries	1,239	1,257
Total Equity	372,023	314,467
Total Liabilities and Equity	$1,943,786	$1,904,415

CapLease, Inc. and Subsidiaries
Reconciliation of Net Loss to Funds from Operations and Cash Available for Distribution
(unaudited)
For the three months ended March 31, 2010 and March 31, 2009

	For the Three Months
	Ended March 31
(Amounts in thousands, except per share amounts)	2010	2009
Net loss allocable to common stockholders	$(2,836)	$(4,642)
Add (deduct):
Non-controlling interest in consolidated subsidiaries	(8)	(15)
Depreciation and amortization expense on real property	12,065	13,287
Depreciation and amortization expense on discontinued operations	–	182
Funds from operations	9,221	8,812
Add (deduct):
Straight-lining of rents	10,372	11,020
General and administrative expenses-stock based compensation	554	505
Amortization of above and below market leases	416	359
Non-cash interest income and expenses	750	781
Routine capital expenditures on real estate investments	–	(20)
Loss on investments	–	7,250
Loss (gain) on extinguishment of debt	96	(2,821)
Cash available for distribution	$21,409	$25,886

Weighted average number of common shares outstanding, basic and diluted	53,051	47,433
Weighted average number of OP units outstanding	156	156
Weighted average number of common shares and OP units outstanding, diluted	53,207	47,589
Net loss per common share, basic and diluted	$(0.05)	$(0.10)
Funds from operations per share	$0.17	$0.19
Cash available for distribution per share	$0.40	$0.54

Caplease, Inc. and Subsidiaries
Overall Company Leverage (unaudited)
As of March 31, 2010 and December 31, 2009

	Mar 31, 2010	Dec 31, 2009
Debt
Mortgages on real estate investments	$940,261	$943,811
Collateralized debt obligations	261,225	263,310
Credit facility	112,161	126,262
Secured term loan	110,315	114,070
Convertible senior notes	47,345	49,452
Other long-term debt	30,930	30,930
Total Debt	$1,502,237	$1,527,835

Assets
Total assets	$1,943,786	$1,904,415
Accumulated depreciation and amortization on owned properties	202,610	190,166
Intangible liabilities on real estate investments	(39,045)	(39,591)
Prepaid expenses and deposits	(1,531)	(1,267)
Accrued rental income	(31,979)	(35,317)
Deferred rental income	7,035	–
Debt issuance costs, net	(6,902)	(7,653)
Other	(921)	(988)
Total Assets	$2,073,053	$2,009,765

Leverage	72%	76%

Caplease, Inc. and Subsidiaries
Leverage by Segment (unaudited)
As of March 31, 2010

		Mortgage		Secured Term
(in thousands)	Investment (1)	Debt	CDO Debt	Loan Debt	Credit Facility Debt	Total Debt	Leverage
Owned Properties	$1,607,347	$940,261	$32,494	$34,623	$100,962	$1,108,340	69%
Debt Investments	371,279	–	228,731	75,692	10,267	314,690	85%

(1) Represents our carry value for financial reporting purposes before depreciation and amortization on owned properties. The carry value of our debt investments has been adjusted to exclude a $500 general loss reserve.

CONTACT:
Investor Relations/Media:
ICR, Inc.
Brad Cohen
bcohen@icrinc.com
212-217-6393